                          REGISTRATION RIGHTS AGREEMENT

          THIS REGISTRATION RIGHTS AGREEMENT, dated as of February 28, 2001, is entered into by and among American Capital Access Holdings, Incorporated, a
Wyoming corporation (the "COMPANY"), those persons listed as Initial Holders on
Schedule 1 and any subsequent holders of Registrable Securities (collectively with the Initial Holders, the "HOLDERS").

          WHEREAS, on the date hereof, the Initial Holders have acquired shares of Preference Stock and shares of Senior Convertible Preferred Stock from the
Company pursuant to a subscription agreement dated February 28, 2001
(collectively, the "SUBSCRIPTION AGREEMENT");

          WHEREAS, shares of Preference Stock may be issued pursuant to the
Subscription Rights and Investor Call Option Agreement dated as of February 28,
2001 among the Company, the holders of the Senior Convertible Preferred Stock and certain other parties named therein;

          WHEREAS, the Senior Convertible Preferred Stock is convertible into shares of Preference Stock;

          WHEREAS, the currently outstanding shares of the Company's Convertible
Preferred Stock, par value $.01 per share, will be exchanged for shares of
Preference Stock;

          WHEREAS, the Company and the Holders desire to enter into this
Agreement in order to provide the Holders with certain rights with respect to the registration under the Securities Act of the Common Stock of the Company issuable upon conversion of the Preferred Stock; and

          WHEREAS, capitalized terms used in this Agreement shall have the meanings ascribed to them in Article 1 hereof.

          NOW, THEREFORE, for and in consideration of the foregoing and of the mutual covenants and agreements hereinafter set forth, the parties hereto agree as follows:

                             ARTICLE 1. DEFINITIONS

          As used in this Agreement:

          (a) "1997 AGREEMENT" shall mean the Registration Rights Agreement dated September 23, 1997 between the Company and the 1997 Holders (as assignees of American Capital Access Holdings, L.L.C.), as in effect on the date hereof and in the form attached hereto as Exhibit A;

          (b) "1997 HOLDERS" shall mean those persons defined as Holders in the
1997 Agreement;

          (c) "1997 REGISTRABLE SECURITIES" shall mean the Registrable
Securities as defined in the 1997 Agreement (without regard to Article 2 hereof);

          (d) "AGREEMENT" shall mean this Registration Rights Agreement dated
February 28, 2001 among the Company and the Holders;

          (e) "COMMON STOCK" shall mean the common stock, par value $.01 per share, of the Company;

          (f) "COMPANY STOCK OPTION PLAN" shall mean, collectively, the
Company's Stock Award and Incentive Plan dated ____________, and any successor plan adopted by the Company;

          (g) "INITIAL PUBLIC OFFERING" shall mean the initial public offering of shares of Common Stock by the Company sold in a registration effected under the Securities Act;

          (h) "PREFERENCE STOCK" shall mean the Corporation's Convertible
Preference Stock, par value $.01 per share, as described in the Corporation's
Amendment to Amended and Restated Articles of Incorporation setting forth
Number, Voting Powers, Preferences and Rights of Convertible Preference Stock,
as filed with the Secretary of State of Wyoming on February 28, 2001;

          (i) "PREFERRED STOCK" shall mean the Preference Stock and the Senior
Convertible Preferred Stock, collectively;

                  (j) "REGISTRABLE SECURITIES" shall mean (i) any shares of
Common Stock issued or issuable upon conversion of the Preference Stock, (ii)
any shares of Common Stock issued or issuable upon conversion of the Senior
Convertible Preferred Stock, and (iii) any shares of Common Stock purchased by senior executives of the Company pursuant to any written plan or agreement approved by the Board of Directors (other than any shares or options registered pursuant to Article 4 hereof); provided, however, that any such securities shall no longer be considered Registrable Securities if any of the following apply:
such securities (i) have been sold to or through a broker, dealer or underwriter in a public distribution or a public securities transaction, or (ii) have been sold in a transaction exempt from the registration and prospectus delivery requirements of the Securities Act so that all transfer restrictions and restrictive legends with respect thereto are no longer applicable upon the consummation of such sale. For purposes of this Agreement, a person will be deemed to be a Holder whenever such person has the right to acquire directly or indirectly Registrable Securities, whether or not such acquisition has actually been effected;

          (k) "SECURITIES ACT" shall mean the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder;
and

          (l) "SENIOR CONVERTIBLE PREFERRED STOCK" shall mean the Corporation's
Senior Convertible Preferred Stock, par value $.01 per share, as described in the Corporation's Amendment to Amended and Restated Articles of Incorporation
setting forth Number, Voting Powers, Preferences and Rights of Senior
Convertible Preferred Stock, as filed with the Secretary of State of Wyoming on
February 28, 2001.

                         ARTICLE 2. REGISTRATION RIGHTS

          Except as set forth in Article 3 below, the terms of the 1997
Agreement are hereby incorporated into this Agreement, mutatis mutandis, except that for purposes of defining the registration rights, the term "Registrable
Securities" as used in the 1997 Agreement shall have the meaning set forth in this Agreement and the term "Holders" as used in 1997 Agreement shall have the meaning set forth in this Agreement.

                   ARTICLE 3. EXCEPTION TO REGISTRATION RIGHTS

          Notwithstanding Article 2, for the purpose of the rights granted under this Agreement, in lieu of Section 2.2(b) of the 1997 Agreement, the following
Section 2.2(b) shall apply:

               Section 2.2(b). If (i) a registration pursuant to this Section
          2.2 involves an underwritten offering of the securities being registered for sale for the account of the Company, to be distributed
          (on a firm commitment basis) by or through one or more underwriters of recognized national standing under underwriting terms appropriate for such a transaction, and (ii) the managing underwriter of such underwritten offering shall inform the Company and the Holders requesting such registration by letter of its opinion that the number of securities requested to be included in such registration exceeds the number which can be sold in such offering or that the inclusion would in the underwriter's reasonable judgment adversely affect the marketing of the securities to be sold by the Company therein, then the Company shall include in such registration (A) first, all securities proposed by the Company to be sold for its own account, (B)
          second, such number of 1997 Registrable Securities which the Company is so advised may be sold in such offering, which 1997 Registrable
          Securities shall be allocated as provided in the Registration Rights
          Agreement dated September 23, 1997 between the Company and the 1997
          Holders (as assignees of American Capital Access Holdings, L.L.C.), as amended and in effect on the date of such registration, (C) third, such number of Registrable Securities which the Company is so advised may be sold in such offering, which Registrable Securities shall be allocated pro rata among the Holders requesting such registration on the basis of the percentage of Registrable Securities held by the
          Holders thereof which have requested that such Registrable Securities be included and (D) other securities requested to be included in such registration. Notwithstanding the foregoing, the priority set forth in clause (C) and (D) of this Section 2.2(b) may be modified by the
          Holders of a majority of the Registrable Securities then outstanding, in a manner to permit such Person to either be treated pari passu with the Holders or enjoy priority over the rights of the Holders under this Section 2.2(b), as the case may be.

                           ARTICLE 4. S-8 REGISTRATION

          The Company shall use commercially reasonable efforts (i) to file, not later than 90 days following the effective date of an Initial Public Offering, a registration statement on Form S-8 covering the shares of Common Stock issuable upon exercise of options granted under all Company Stock Option Plans, and (ii)
to keep such registration statement (or a successor registration statement)
effective for so long as there are options outstanding and exercisable under any such Company Stock Option Plan.

                               ARTICLE 5. NOTICES

          All notices, requests, consents and demands shall be in writing and shall be personally delivered, telecopied or telegraphed or delivered by any nationally recognized overnight delivery service (other than the U.S. postal service) to the Company at:

          To the Company:

          American Capital Access Holdings, Incorporated
          140 Broadway
          New York, New York 10005
          Attention: General Counsel

          With a copy (which shall not constitute notice) to:

          Hogan & Hartson L.L.P.
          111 South Calvert Street, Suite 1600
          Baltimore, Maryland 21202
          Attention: Michael J. Silver

and to each Holder at such address set forth in the stock transfer ledger of the
Company at such time. All such notices, requests, demands and other communications shall, when personally delivered, telecopied or delivered by any nationally recognized overnight delivery service, be effective upon actual receipt.

                            ARTICLE 6. GOVERNING LAW

          THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH
THE LAWS OF THE STATE OF NEW YORK.

                              ARTICLE 7. AMENDMENT

          Any modification, amendment or waiver of this Agreement or any provision hereof shall be in writing and executed by the Company and the Holders of not less than 50% of the Registrable Securities, provided, however, that no such modification, amendment or waiver shall reduce the aforesaid percentage of
Registrable Securities without the consent of all of the Holders of the
Registrable Securities, provided, further, however, that Schedule 1 to this
Agreement may be amended to reflect subsequent Holders of Registrable Securities and to add such subsequent Holders as parties hereto without the consent of the
Holders.

                       ARTICLE 8. NO VIOLATIVE AGREEMENTS

          The Company will not hereafter enter into any agreement with respect to its securities which violates the rights granted to the Holders in this
Agreement.

                             ARTICLE 9. COUNTERPARTS

          This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

                            ARTICLE 10. SEVERABILITY

          Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.

                              ARTICLE 11. HEADINGS

          The various headings of this Agreement are inserted for convenience only and shall not affect the meaning or interpretation of this Agreement or any provisions hereof or thereof.

                          ARTICLE 12. ENTIRE AGREEMENT

          This Agreement constitutes the entire understanding among the parties hereto with respect to the subject matter hereof and supersedes any prior agreements, written or oral, with respect thereto. Nothing herein shall be deemed a modification or amendment of the 1997 Agreement itself or the rights of the parties thereto.

        SIGNATURE PAGE TO AMERICAN CAPITAL ACCESS HOLDINGS, INCORPORATED
              REGISTRATION RIGHTS AGREEMENT DATED FEBRUARY 28, 2001

          IN WITNESS WHEREOF, the parties have executed this Registration Rights
Agreement effective for all purposes as of the date first above written.

                                               AMERICAN CAPITAL ACCESS HOLDINGS,
                                               INCORPORATED

                                               By:  /s/ Edward U. Gilpin
                                                    ----------------------------
                                                    Name: Edward U. Gilpin
                                                          ----------------------
                                                    Title: Treasurer
                                                           ---------------------

        SIGNATURE PAGE TO AMERICAN CAPITAL ACCESS HOLDINGS, INCORPORATED
              REGISTRATION RIGHTS AGREEMENT DATED FEBRUARY 28, 2001

          IN WITNESS WHEREOF, the parties have executed this Registration Rights
Agreement effective for all purposes as of the date first above written.

                                               PFL LIFE INSURANCE COMPANY

                                               By:  /s/ William S. Cook
                                                    ----------------------------
                                                    Name: William S. Cook
                                                          ----------------------
                                                    Title: Vice President
                                                           ---------------------

        SIGNATURE PAGE TO AMERICAN CAPITAL ACCESS HOLDINGS, INCORPORATED
              REGISTRATION RIGHTS AGREEMENT DATED FEBRUARY 28, 2001

          IN WITNESS WHEREOF, the parties have executed this Registration Rights
Agreement effective for all purposes as of the date first above written.

                                               LIFE INVESTORS INSURANCE
                                               COMPANY OF AMERICA

                                               By:  /s/ William S. Cook
                                                    ----------------------------
                                                    Name: William S. Cook
                                                    ----------------------------
                                                    Title: Vice President
                                                           ---------------------

        SIGNATURE PAGE TO AMERICAN CAPITAL ACCESS HOLDINGS, INCORPORATED
              REGISTRATION RIGHTS AGREEMENT DATED FEBRUARY 28, 2001

          IN WITNESS WHEREOF, the parties have executed this Registration Rights
Agreement effective for all purposes as of the date first above written.

                                               BANKAMERICA INVESTMENT
                                               CORPORATION

                                               By:  /s/ Jeffrey G. Berry
                                                    ----------------------------
                                                    Name: Jeffrey G. Berry
                                                          ----------------------
                                                    Title: Managing Director
                                                           ---------------------

        SIGNATURE PAGE TO AMERICAN CAPITAL ACCESS HOLDINGS, INCORPORATED
              REGISTRATION RIGHTS AGREEMENT DATED FEBRUARY 28, 2001

          IN WITNESS WHEREOF, the parties have executed this Registration Rights
Agreement effective for all purposes as of the date first above written.

                                               FW ACA INVESTORS, L.P.

                                                By:  GROUP III 31 L.L.C., its
                                                     General Partner

                                                By:  /s/ Kevin G. Levy
                                                     ---------------------------
                                                     Name: Kevin G. Levy
                                                           ---------------------
                                                     Title: Vice President
                                                            --------------------

                                       10

        SIGNATURE PAGE TO AMERICAN CAPITAL ACCESS HOLDINGS, INCORPORATED
              REGISTRATION RIGHTS AGREEMENT DATED FEBRUARY 28, 2001

          IN WITNESS WHEREOF, the parties have executed this Registration Rights
Agreement effective for all purposes as of the date first above written.

                                               STEPHENS GROUP, INC.

                                               By:  /s/ Doug Martin
                                                    ----------------------------
                                                    Name: Doug Martin
                                                          ----------------------
                                                    Title: Senior Vice Presidnet
                                                           ---------------------

                                       11

        SIGNATURE PAGE TO AMERICAN CAPITAL ACCESS HOLDINGS, INCORPORATED
              REGISTRATION RIGHTS AGREEMENT DATED FEBRUARY 28, 2001

          IN WITNESS WHEREOF, the parties have executed this Registration Rights
Agreement effective for all purposes as of the date first above written.

                                              THIRD AVENUE TRUST ON BEHALF OF
                                              THE THIRD AVENUE VALUE FUND SERIES

                                              By:  /s/ Martin J. Whitman
                                                   -----------------------------
                                                   Name: Martin Whitman
                                                         -----------------------
                                                   Title: Trustee
                                                          ----------------------

                                       12

                                   SCHEDULE 1

                                Initial Holders
                                ---------------

     PFL LIFE INSURANCE COMPANY
     LIFE INVESTORS INSURANCE COMPANY OF AMERICA
     c/o Aegon USA Investment Management Inc.
     400 West Market Street, 10th Floor
     Louisville, KY 40202
     ATTN: Ms. Karen Fleming
     kfleming@aegonusa.com
     ---------------------

     BANKAMERICA INVESTMENT CORPORATION
     c/o Banc of America Securities LLC
     1001 Page Mill Road, Building 3
     Palo Alto, CA 94304
     ATTN: Mr. Jeffrey G. Berry
     jgberry@bofasecurities.com
     --------------------------

     FW ACA INVESTORS, L.P.
     201 Main Street, Suite 3100
     Fort Worth, TX 76102
     Attn: Mr. Kevin G. Levy
     klevy@keystoneftw.com
     ---------------------

     STEPHENS GROUP, INC.
     111 Center Street
     Little Rock, AR 72201
     ATTN: Mr. Douglas H. Martin
     dhmartin@stephens.com
     ---------------------

     THIRD AVENUE TRUST ON BEHALF OF
        THE THIRD AVENUE VALUE FUND SERIES
     767 Third Avenue, Fifth Floor
     New York, NY 10017
     ATTN: Mr. David Barse
     dbarse@ix.netcom.com
     --------------------

                                       13

                                    EXHIBIT A

                                       14